[LETTERHEAD OF OPPENHEIM & OSTRICK]

United States Securities and Exchange Commission
Division of Corporation Finance
Office of Small Business Review
450 5th Street, N.W. Room 3112
Washington, D.C. 20549

         Re:      Form 8-K Dated September 11, 2002
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Dear Commission:

         We have received a copy of and have reviewed Item 4 of the Report on Form 8-K, dated September 11, 2002, filed by Latinocare Management Corporation with the Securities and Exchange Commission. We agree with the disclosures in
Item 4 of said Report and understand that a copy of this letter will be filed as an exhibit to the Report.

Very truly yours,



/s/ Oppenhiem & Ostrick
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Oppenheim & Ostrick